EXHIBIT 99.1

NetManage Reports Financial Results for Fourth Quarter and Fiscal Year 2007

CUPERTINO, Calif., Feb. 4, 2008 (PRIME NEWSWIRE) -- NetManage, Inc. (Nasdaq:NETM), a software company that provides the fastest way to transform legacy applications into new Web-based business solutions, today reported financial results for the fourth quarter and fiscal year ended December 31, 2007.

Net revenues for the fourth quarter of 2007 increased 27% to $10.9 million, compared to $8.7 million in the fourth quarter of 2006 and $8.7 million reported for the third quarter of 2007. Net income for the fourth quarter of 2007 increased to $1.7 million, or $0.17 per fully diluted share compared to a net loss of $916,000 or ($0.10) per fully diluted share in the prior year period and a net income of $456,000 in the third quarter of 2007.

For the fiscal year 2007, net revenues increased to $36.1 million, compared to net revenues of $35.6 million for fiscal year 2006. Net loss for fiscal year 2007 decreased to $1.3 million, or ($0.13) per fully diluted share, compared to a net loss for fiscal year 2006 of $2.5 million, or ($0.27) per fully diluted share.

Cash, cash equivalents and investments were $25.4 million at December 31, 2007 compared to $28.6 million, reported at December 31, 2006.

On December 12, 2007, Rocket Software, Inc. (www.rs.com), a privately held corporation ("Rocket"), and NetManage, Inc. (Nasdaq:NETM) ("NetManage"), jointly announced that their respective boards of directors have approved, and both companies have signed, a definitive agreement for Rocket to acquire NetManage in a merger transaction. On January 22, 2008, NetManage reported that the due diligence has been completed for the acquisition and that more time will be required to syndicate the financing.

Management Commentary

"We are pleased to wrap up the year with strong revenue growth and our third consecutive quarter of profitability," said Zvi Alon, chairman, president and CEO of NetManage. "In the fourth quarter, we signed 9 new technology deals with notable partners such as Cordys and introduced a number of advanced solution updates and packages. During 2007, we focused on driving revenues from new and existing partnerships, introducing new customer solutions, improving operational efficiencies and achieving profitability. I am excited about the progress we have made throughout the year and believe the company is well positioned to capture future market opportunities."

Customer Wins

During the quarter, the Company received new and renewed business from such customers as AIG, Brick Warehouse LP and Rogers Communication.

Recent Operational Highlights:

 -- Toledo Molding & Die, Inc., a full service automotive supplier, selected NetManage's OnWeb solution to automate its weekly three-
    way match accounting process of receipts, purchase orders and invoices from vendors at its manufacturing facilities in Ohio and
    Alabama.

 -- Diego Zamora Group, an established global beverage distribution company, chose NetManage's OnWeb to simplify and modernize the company's commercial liquor and wine distribution system for its international product line.

 -- NetManage opened an office in Shanghai, China, offering a suite of integration technology tools and professional services to our global customer base.

 -- The Company released upgrades to entire product suite, including
    OnWeb Server, OnWeb for iSeries, OnWeb Web-to-Host, RUMBA,
    RUMBA FTP and ViewNow X Server.

 -- The Company launched a new solution package which reinforces its commitment to the iSeries market. The package's attractive offering and its ease-of use solutions, will allow NetManage customers to align more closely to their real business needs and provide technical answers in less time, while, as always, gaining the maximum return on their previous investments.

Conference Call Information

The Company has scheduled a conference call to review the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, February 4, 2008. The conference will be broadcast live via the investor relations section of the NetManage Web site at www.netmanage.com or by dialing 719-325-4748 and entering pass code 7243542#. A playback of the conference call will be available on the NetManage investor relations Web site or by dialing 719-457-0820 and entering the pass code 7243542#, until February 11, 2008.

NetManage will furnish this press release to the Securities and Exchange Commission on Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

About NetManage

NetManage, Inc. (Nasdaq:NETM), is a software company that provides the fastest way to transform legacy applications into new Web-based business solutions. More than 10,000 customers worldwide, including the majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

NetManage, the NetManage logo, the lizard-in-the-box logo, Chameleon and Chameleon design, Incremental SOA, OnWeb, Librados, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

The NetManage logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=2691

This press release contains, in addition to historical information, forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan, involve risks and uncertainties. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q, current reports on Forms 8-K and other documents filed with the Securities and Exchange Commission. Furthermore, NetManage is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

                        NETMANAGE, INC.
          CONDENSED CONSOLIDATED BALANCE SHEET DATA
                       (In thousands)
                         (Unaudited)

                                             December 31,  December 31,
                                                2007          2006
                                             -----------   -----------
         Assets
 Cash, cash equivalents and short-term
  investments                                $    25,364   $    28,046
 Accounts receivable, net                         10,648        10,186
 Prepaid expenses and other current assets           802         1,369
                                             -----------   -----------
   Total current assets                           36,814        39,601

 Property and equipment, net                       1,414         2,243
 Goodwill                                          3,648         3,648
 Other intangibles and purchased technology,
  net                                                714         1,099
 Long-term investments                                --           600
 Other long-term assets                              185           162
                                             -----------   -----------
      Total assets                           $    42,775   $    47,353
                                             ===========   ===========
         Liabilities and Stockholders'
          Equity
 Current liabilities                         $     5,886   $     6,287
 Current deferred revenue                         14,982        15,927
                                             -----------   -----------
   Total current liabilities                      20,868        22,214

 Long-term deferred revenue                          445         3,320
 Long-term income taxes payable                      189            --
 Other long-term liabilities                         531           642
                                             -----------   -----------
   Total long-term liabilities                     1,165         3,962
                                             -----------   -----------
      Total liabilities                           22,033        26,176

 Stockholders' equity                             20,742        21,177
                                             -----------   -----------
         Total liabilities and stockholders'
          equity                             $    42,775   $    47,353
                                             ===========   ===========

                              NETMANAGE, INC
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)
                               (Unaudited)

                                  Three months ended  Twelve months ended
                                      December 31,        December 31,
                                     2007     2006      2007      2006
                                  --------  --------  --------  --------
 Net revenues:
  License fees                    $  4,623  $  2,784  $ 11,680  $ 12,380
  Services                           6,313     5,865    24,394    23,181
                                  --------  --------  --------  --------

 Total net revenues                 10,936     8,649    36,074    35,561
                                  --------  --------  --------  --------
 Cost of revenues:
  License fees                         210       240     1,003       831
  Services                           1,006       915     3,470     3,431
  Amortization of intangible
   assets                               81        70       325       280
                                  --------  --------  --------  --------
 Total cost of revenues              1,297     1,225     4,798     4,542
                                  --------  --------  --------  --------

 Gross margin                        9,639     7,424    31,276    31,019
                                  --------  --------  --------  --------

 Operating expenses:
  Research and development           1,483     1,685     6,244     7,209
  Sales and marketing                4,687     5,539    19,077    20,715
  General and administrative         1,916     1,466     6,435     6,194
  Legal fee recovery                    --        --      (929)       --
  Restructuring charge                  28        84     2,330       181
  Amortization of intangible
   assets                               15        45        60       360
                                  --------  --------  --------  --------

 Total operating expenses            8,129     8,819    33,217    34,659
                                  --------  --------  --------  --------

 Income (loss) from operations       1,510    (1,395)   (1,941)   (3,640)

 Interest income and other, net        236       339     1,196     1,160
 Foreign currency transaction
  loss                                  23        (6)     (324)     (139)
                                  --------  --------  --------  --------

 Income (loss) before provision
  for income taxes                   1,769    (1,062)   (1,069)   (2,619)

 Provision for income taxes             97      (146)      206       (83)
                                  --------  --------  --------  --------
 Net income (loss)                $  1,672  $   (916) $ (1,275) $ (2,536)
                                  ========  ========  ========  ========

 Net income (loss) per share:
  Basic                           $   0.17  $  (0.10) $  (0.13) $  (0.27)
  Diluted                         $   0.17  $  (0.10) $  (0.13) $  (0.27)

 Weighted average common shares
  and equivalent:
   Basic                             9,588     9,498     9,567     9,439
   Diluted                           9,738     9,498     9,567     9,439

CONTACT:  The Blueshirt Group
          Investor Contact:
          Brinlea Johnson
            brinlea@blueshirtgroup.com
          Alex Wellins
            alex@blueshirtgroup.com
          415-217-7722